Registration No. 333-155888

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Siemens Aktiengesellschaft
(Exact name of Registrant as specified in its charter)

Federal Republic of Germany (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Wittelsbacherplatz 2
D-80333 Munich, Germany
(Address of Principal Executive Offices)
Siemens Group Share Matching Plan
(Full title of the plan)

E. Robert Lupone
Senior Vice President, General Counsel and Secretary
Siemens Corporation
527 Madison Avenue, 8th Floor
New York, New York 10022
(212) 258-4000
(Name, address and telephone number of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS
EX-4.1

EXPLANATORY NOTE
     Siemens Aktiengesellschaft (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 filed with the Securities and Exchange on December 3, 2008 (File No. 333-155888) (the “Registration Statement”) to file the current version of Exhibit 4.1 of the Registration Statement and to file an amended power of attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munich, Germany, on the 14th day of December, 2010.

Siemens Aktiengesellschaft
By:	/s/ Peter Löscher
	Name:	Peter Löscher
	Title:	President, Chief Executive Officer and Chairman of the Managing Board

By:	/s/ Joe Kaeser
	Name:	Joe Kaeser
	Title:	Executive Vice President, Chief Financial Officer and Member of the Managing Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of December, 2010. In addition, each undersigned hereby constitutes and appoints Joe Kaeser, Peter Y. Solmssen, Dr. Klaus Patzak, Dr. Andreas Christian Hoffmann, Dr. Werner Paul Schick and Dr. Christian Bleiweiss, jointly and severally, his or her attorneys in fact, each with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to the Registration Statement and to file the same, with exhibits thereto and other documents on connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title

/s/ Peter Löscher Peter Löscher	President, Chief Executive Officer and Chairman of the Managing Board

/s/ Joe Kaeser Joe Kaeser	Executive Vice President, Chief Financial Officer and Member of the Managing Board

/s/ Klaus Patzak Klaus Patzak, Dr. oec.	Corporate Vice President and Controller

/s/ Wolfgang Dehen Wolfgang Dehen	Executive Vice President and Member of the Managing Board

/s/ Brigitte Ederer Brigitte Ederer	Executive Vice President and Member of the Managing Board

/s/ Barbara Kux Barbara Kux	Executive Vice President and Member of the Managing Board

/s/ Hermann Requardt Hermann Requardt, Prof. Dr. phil. nat., Dipl.-Phys.	Executive Vice President and Member of the Managing Board

/s/ Siegfried Russwurm Siegfried Russwurm, Prof. Dr.-Ing., Dipl.-Ing.	Executive Vice President and Member of the Managing Board

/s/ Peter Y. Solmssen Peter Y. Solmssen	Executive Vice President and General Counsel, Member of the Managing Board

/s/ E. Robert Lupone E. Robert Lupone Siemens Corporation 527 Madison Avenue, 8th Floor New York, NY 10022	Senior Vice President, General Counsel and Secretary of Siemens Corporation — Authorized Representative in the United States

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Siemens Group Share Matching Plan, including Supplement for the U.S. Participants

24	Power of Attorney (included on signature page)

5